UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Name of Registrant as Specified in Its Charter)

ADRENALINA
ATLANTIC SUN, LLC
CRANSHIRE CAPITAL, LP
S&R FRAGRANCES DEFINED BENEFIT PENSION PLAN
JEFFREY GELLER
JOY GORYN
JOSE LUIS BALTA
ILIA LEKACH
ZALMAN LEKACH
DAVID LEKACH
ISAAC LEKACH (November-80 Birth Date)
ISAAC LEKACH (February-80 Birth Date)
JOSH LEKACH
ROB GORDON
VANESSA ROUSSO
CRAIG LARK
SCOTT JARED OSHRY

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Adrenalina, a Nevada corporation (“Adrenalina”), together with the other participants named herein (as defined below), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of four nominees as directors at the 2009 annual meeting of shareholders (the “Annual Meeting”) of Pacific Sunwear of California, Inc. (“PSUN” or the “Company”).  Adrenalina has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On February 13, 2009, Adrenalina issued the following press release:

ADRENALINA DISCLOSES ITS FOUR NOMINEES FOR ELECTION TO THE PACIFIC SUNWEAR BOARD

Slate Includes a Successful and Influential Mix of Individuals With the Expertise Necessary to Reinvigorate the Company’s Brand

MIAMI--(BUSINESS WIRE) – FEBRUARY 13, 2009 – Adrenalina (OTCBB:AENA.OB) disclosed today its slate of four director nominees for election to the Board of Directors of Pacific Sunwear of California Inc. (Nasdaq: PSUN; “PacSun”), at the Company’s 2009 Annual Meeting of Shareholders.  The Adrenalina Group, which beneficially owns 2,097,313 shares in the aggregate, or approximately 3.2% of the outstanding shares of the Company, announced on February 12, 2009 that it had delivered a letter to PacSun providing notice of its intent to run a proxy contest as well as a letter to PacSun’s Chairman & CEO, Sally Frame-Kasaks, citing the Company’s disastrous performance and calling for her immediate resignation.

 “We are delighted that this talented group of individuals has joined our quest to increase PacSun shareholder value through a merger between Adrenalina and PacSun,” stated Ilia Lekach, CEO and Chairman of Adrenalina. “Enlisting their talents is a clear indication of the kind of fresh thinking we would bring to our efforts to improve the overall performance of PacSun.”

Adrenalina’s slate of nominees includes:

Rob Gordon
Rob Gordon has served as Senior Vice President of Marketing at Warner Bros. Records Inc. since April 2005.  Prior to joining Warner Bros. Records Inc., Mr. Gordon served as Vice President of Global Marketing at Capitol Records from January 2002 to March 2005.  Mr. Gordon received a B.S. in Management/Marketing from California State University.

Craig Lark
Craig Lark has served as the President, Chief Executive Officer and Managing Member of Hoven Sunglasses and Ammon Watches since December 2003.  He has been extremely successful in building and marketing some of the world’s hottest brands. He has pioneered the rise of the premium sunglass industry, and has been a driving force in keeping it at the forefront of the action sports market for the past twenty years. Mr. Lark received a B.S. in Accounting from California State University.

Scott Oshry
Scott Oshry has served as Partner in Zorbit Resources, a branding, design and manufacturing company for the beauty and cosmetic industry, since founding Zorbit Resources in 2002.  The company produces many different types of products and branding for some of the largest cosmetic companies in the world. Some clients include the Estee Lauder companies, Limited brands, Victoria’s Secret Beauty, Bath and Body Works, BPI, Louis Vuitton / (LVMH), and many others. Mr. Oshry received a B.S. in Industrial Design from Art Center College of Design.

Vanessa Rousso
Vanessa Rousso is a professional poker player and owner of No-Limit Management, Corp., a celebrity and sports figure management agency.  Ms. Rousso received a B.S. in Economics from Duke University where she became interested in Game Theory.  Ms. Rousso is a self-described “adrenaline-junkie” who regularly goes skydiving and bungee jumping.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Adrenalina, a Nevada corporation (“Adrenalina”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of nominees at the 2009 annual meeting of shareholders of Pacific Sunwear of California, Inc., a California corporation (the “Company”).

ADRENALINA ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the consent solicitation are Adrenalina, Atlantic Sun, LLC, Cranshire Capital, LP, S&R Fragrances Defined Benefit Pension Plan, Jeffrey Geller, Joy Goryn, Jose Luis Balta, Ilia Lekach, Zalman Lekach, David Lekach, Isaac Lekach (November-80 Birth Date), Isaac Lekach (February-80 Birth Date), Josh Lekach, Rob Gordon, Vanessa Rousso, Craig Lark and Scott Jared Oshry.

As of the date of this filing, Adrenalina directly beneficially owns 2,000 shares of Common Stock of the Company, Atlantic Sun, LLC directly beneficially owns 335,327 shares of Common Stock of the Company, Cranshire Capital, LP directly beneficially owns 394,063 shares of Common Stock of the Company, S&R Fragrances Defined Benefit Pension Plan directly beneficially owns 50,000 shares of Common Stock of the Company, Jeffrey Geller directly beneficially owns 5,000 shares of Common Stock of the Company, Joy Goryn directly beneficially owns 5,000 shares of Common Stock of the Company, Jose Luis Balta directly beneficially owns 50,000 shares of Common Stock of the Company, Ilia Lekach directly beneficially owns 14,103 shares of Common Stock of the Company, Zalman Lekach directly beneficially owns 85,710 shares of Common Stock of the Company, David Lekach directly beneficially owns 85,450 shares of Common Stock of the Company, Isaac Lekach (November-80 Birth Date) directly beneficially owns 73,320 shares of Common Stock of the Company, Isaac Lekach (February-80 Birth Date) directly beneficially owns 14,000 shares of Common Stock of the Company, Josh Lekach directly beneficially owns 83,340 shares of Common Stock of the Company and Scott Jared Oshry directly beneficially owns 900,000 shares of Common Stock of the Company.

For the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants.  Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his, her or its pecuniary interest therein.

Contact:
Adrenalina
Ilia Lekach, 786-877-5521
Chairman and CEO